UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 21, 2012

BRIDGFORD FOODS CORPORATION
(Exact name of registrant as specified in its charter)

California	000-02396	95-1778176
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1308 N. Patt Street, Anaheim, CA	92801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (714) 526-5533

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of shareholders on Wednesday, March 21, 2012 at the offices of Bridgford Foods Corporation, 1308 North Patt Street, Anaheim, California at 10:00 am. Shareholders representing 8,871,014 or 97% of the 9,191,009 shares entitled to vote were present in person or by proxy. Proxies for the meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934. At the Annual Meeting, management Proposals 1 and 2 were approved. The proposals below are described in detail in the Company's definitive proxy statement dated February 24, 2012 for the Annual Meeting.

The results are as follows:

Proposal 1

The following persons were nominated and elected directors:

William L. Bridgford	Allan Bridgford Jr.	Bruce H. Bridgford	John V. Simmons
Todd C. Andrews	D. Gregory Scott	Richard A. Foster	Paul R. Zippwald

The shareholder voting for board members is summarized as follows:

Director	Votes For	Votes Withheld	Broker Non-Vote
William L. Bridgford	7,746,710	294,648	829,656
Allan Bridgford Jr.	7,746,710	294,648	829,656
Bruce H. Bridgford	7,746,710	294,648	829,656
John V. Simmons	7,746,710	294,648	829,656
Todd C. Andrews	8,035,482	5,876	829,656
D. Gregory Scott	8,035,482	5,876	829,656
Richard A. Foster	8,035,619	5,739	829,656
Paul R. Zippwald	8,035,619	5,739	829,656

Proposal 2

Votes cast for appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the independent registered public accounting firm for the Company for the fiscal year commencing October 29, 2011 were as follows:

8,835,539 FOR

4,326 AGAINST

31,149 ABSTAIN

NO BROKER NON-VOTES

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGFORD FOODS CORPORATION

March 21, 2012	By:	/s/ Raymond F. Lancy
Raymond F. Lancy
Principal Financial Officer